Exhibit 99.1

FIRST BANCSHARES, INC. ANNOUNCES DATE OF ANNUAL MEETING

Mountain Grove, Missouri (September 17, 2009) – First Bancshares, Inc. (NASDAQ - FstBksh: FBSI), the holding company for First Home Savings Bank, today announced that its annual meeting of stockholders will be held on Thursday, October 22, 2009.

First Bancshares, Inc. is the holding company for First Home Savings Bank, a FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri, and ten full service offices in Springfield, Marshfield, Ava, Gainesville, Sparta, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri.

Contact:  Thomas M. Sutherland, Chief Executive Officer     (417) 926-5151